                                                                      EXHIBIT 14


                   DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
                   OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
                                  CONTROL WITH
                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
                           THE DEPOSITOR OF REGISTRANT



        American International Group, Inc. (a Delaware corporation) owns 100% of AIG Retirement Services, Inc. (f/k/a "AIG SunAmerica Inc.") (a Delaware corporation), which owns 100% of Resources Consolidated Inc. (a Colorado corporation); SA Investment Group, Inc. (a California corporation); SunAmerica Life Insurance Company (an Arizona corporation); Anchor Insurance Company (Hawaii), Ltd. (a Hawaii corporation); SunAmerica Affordable Housing Finance Corp. (a Delaware corporation); Arrowhead SAHP Corp. (a New Mexico corporation); Tierra Vista SAHP Corp. (a Florida corporation); Westwood SAHP Corp. (a New Mexico corporation); Charlestonian/Chesterfield SAHP Corp. (a Delaware corporation); Crossing SAHP Corp. (a Delaware corporation); Forest SAHP Corp. (a Delaware corporation); Grand Savannah SAHP Corp. (a Delaware corporation); Westlake SAHP Corp. (a Delaware corporation); Willow SAHP Corp. (a Delaware corporation); Prairie SAHP Corp. (a Delaware corporation); DIL/SAHP Corp. (a Delaware corporation), which is the sole member of River Oaks Apartments, LLC (a Delaware limited liability company); Charleston Bay SAHP Corp. (a Delaware corporation); SubGen NT Corp. (a Delaware corporation); and SCSP Corp. (a Delaware corporation). In addition, AIG Retirement Services, Inc. owns 33% of New California Life Holdings, Inc. (a Delaware corporation), which owns 100% of Aurora National Life Assurance Company (a California corporation); 30% of SunAmerica Investments, Inc., a Georgia corporation; 85% of AMSUN Realty Holdings (a California general partnership); 50% of SunAmerica New Markets Tax Credit Fund LLC (a Nevada limited liability company); and is sole member of MM Enhancement, LLC, a Maryland limited liability company.

        SunAmerica Investments, Inc. owns 100% of SunAmerica Retirement Markets, Inc. (a Maryland corporation); SunAmerica Louisiana Properties, Inc. (a California corporation); SunAmerica Real Estate and Office Administration, Inc. (a Delaware corporation); SunAmerica Affordable Housing Partners, Inc. (a California corporation), which owns 100% of Civic SAAHP Corp. (a Delaware corporation), which owns 100% of SAAHP Civic, LLC (a Delaware corporation); Hampden I & II Corp. (a California corporation); Sunport Holdings, Inc. (a California corporation), which owns 100% of Sunport Property Holdings, Inc. (a Florida corporation); SunAmerica Mortgages, Inc. (a Delaware corporation); Houston Warehouse Corp. (a California corporation); SunAmerica (Cayman) Insurance Company, Ltd. (a Cayman Islands company); AIG Advisor Group, Inc. (a Maryland corporation); SunMexico Holdings, Inc. (a Delaware corporation), which owns 100% of each of the following Delaware corporations: Sun Cancun I, Inc., Sun Cancun II, Inc., Sun Ixtapa I, Inc. and Sun Ixtapa II, Inc.; Sun Hechs, Inc. (a California corporation); Sun GP Corp. (a California corporation); Sun CRC, Inc. (a California corporation); Sun-Dollar, Inc. (a California corporation); SunAmerica Investments (Cayman) (a Cayman Islands corporation); and Metrocorp, Inc. (a California corporation). SunAmerica Investments, Inc. is general partner to SunAmerica Venture Fund 2000, L.P. (a California limited partnership); sole member of the following Delaware limited liability companies: SAHP Bluebonnet Ridge GP, L.C, SAHP Lakes GP, LLC, SAHP Lakes II GP, LLC, SAHP Siegen Lane GP, LLC, SAHP St. Jean GP I, LLC, SAHP St. Jean GP II, LLC, SAHP St. Jean GP III, LLC and SAHP Summerchase GP, LLC; and sole member of the following Nevada limited liability companies: SLP Housing I LLC, SLP Housing II LLC, SLP Housing III LLC, SLP Housing IV LLC, SLP Housing V LLC, which owns 100% of the following Nevada limited liability companies: SAHP-Yarco LLC; SAHP-MBA LLC and SAHP McSha; SLP Housing VI LLC; AM Six Investors, Inc. (a Delaware corporation); Bowie Investors, Inc. (a Delaware corporation); Hazelton Investors, Inc. (a Delaware corporation); Saucon Investors,Inc. (a Delaware corporation); and 50% of SunAmerica New Markets Tax Credit Fund LLC (a Nevada limited liability company).

        AIG Advisor Group, Inc. owns 100% of Royal Alliance Associates, Inc. (a Delaware corporation), which owns 50% of Anchor Insurance Services, Inc. (a Hawaii corporation); SunAmerica Securities, Inc. (a Delaware corporation), which owns 100% of AIG Japan Securities, Inc. (a Delaware corporation) and 50% of Anchor Insurance Services, Inc., (a Hawaii corporation); SunAmerica Investment Services Corporation (a Georgia corporation); Financial Service Corporation (a Georgia corporation), which owns 100% of FSC Securities Corporation (a Delaware corporation); FSC Agency, Inc. (a Georgia corporation); The



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
                                                                      EXHIBIT 14


                   DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
                   OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
                                  CONTROL WITH
                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
                           THE DEPOSITOR OF REGISTRANT



Financial Group, Inc. (a Georgia corporation); Advantage Capital Corporation (a New York corporation); Spelman & Co., Inc. (a California corporation), which owns 100% of Century Investments Group Incorporation (an Oklahoma corporation); Sentra Securities Corporation (a California corporation).

        SunAmerica Life Insurance Company owns 100% of First SunAmerica Life Insurance Company (a New York corporation); AIG SunAmerica Life Assurance Company (an Arizona corporation); UG Corporation, (a Georgia corporation); Export Leasing FSC, Inc. (a Virgin Islands company); SunAmerica Virginia Properties, Inc. (a California corporation); SAL Investment Group, Inc. (a California corporation); Five Long Island Properties, LLC (a Delaware limited liability company); Saamsun Holdings Corp. (a Delaware corporation), which owns 100% of SAM Holdings Corporation (a Delaware corporation) and 100% of Sun Royal Holdings Corporation (a California corporation); SA Affordable Housing, LLC, (a Delaware limited liability company); SunAmerica Housing Fund West 41st , LLC (a Delaware limited liability corporation), which owns 50% of 501 West 41st Street Partners, LLC (a New York limited liability company); SunAmerica Housing Fund 233, LLC (a Delaware limited liability corporation), which owns 50% of 400 West 59th Street Partners, LLC (a New York limited liability company); SunAmerica Housing Fund West 42nd, LLC (a Delaware limited liability company), which owns 50% of 520 West 43rd Street Partners, LLC (a New York limited liability company); and SunAmerica Housing Fund First & 94th, LLC (a Delaware limited liability company), which owns 50% of 345 East 94th Street Partners, LLC, (a New York limited liability company). In addition, SunAmerica Life Insurance Company owns 85% of SunAmerica Realty Partners (a California limited partnership); 70% of SunAmerica Investments, Inc; and sole member of Sun Quorum, LLC (a Delaware limited liability company).

        AIG SunAmerica Life Assurance Company owns 100% of AIG SunAmerica Asset Management Corp. (a Delaware corporation), which owns100% of AIG SunAmerica Capital Services, Inc. (a Delaware corporation) and 100% of AIG SunAmerica Fund Services, Inc.; Anchor-Forum Portales I, LLC and Anchor-Forum Portales II, LLC (both are Delaware limited liability companies); and the following Massachusetts business trusts: Anchor Pathway Fund, Anchor Series Trust, SunAmerica Series Trust and Seasons Series Trust.



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